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                                                                      EXHIBIT 21




                           SUBSIDIARIES OF REGISTRANT

                                                              Percentage
Name of Subsidiary             State of Incorporation   Ownership by Registrant
------------------             ----------------------   -----------------------
TeamBank, N.A.                 National Association             100%
Iola Bank & Trust Company      Kansas                           100%
First National Bank and
         Trust Co., Inc.       National Association             100%
TeamBank Nebraska              Nebraska                         100%